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                                                                     Exhibit 4.4


                                  $213,000,000

                             DOANE PET CARE COMPANY

                          10 3/4% SENIOR NOTES DUE 2010

                          REGISTRATION RIGHTS AGREEMENT


                                                               February 28, 2003

Credit Suisse First Boston LLC
As Representative of the Several Initial Purchasers
c/o Credit Suisse First Boston LLC
    Eleven Madison Avenue
    New York, New York 10010-3629

J.P. Morgan Securities Inc.
As a Market-Maker
270 Park Avenue
New York, New York 10017

Dear Sirs:

         Doane Pet Care Company, a Delaware corporation (the "ISSUER"), proposes to issue and sell to Credit Suisse First Boston LLC and the other Initial Purchasers named in Schedule A to the Purchase Agreement (defined below) (collectively, the "INITIAL PURCHASERS"), upon the terms set forth in a purchase agreement dated as of February 21, 2003 (the "PURCHASE AGREEMENT"), $213,000,000 aggregate principal amount of its 10 3/4% Senior Notes due 2010 (the "INITIAL SECURITIES") to be guaranteed (the "GUARANTIES") by DPC Investment Corp., a Delaware corporation, and Doane/Windy Hill Joint Venture L.L.C., a Texas limited liability company, (the "GUARANTORS" and, collectively with the Issuer, the "COMPANY"). The Initial Securities will be issued pursuant to an Indenture, dated as of the date hereof (the "INDENTURE"), among the Issuer, the Guarantors and Wilmington Trust Company, as trustee (the "TRUSTEE"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the Initial Purchasers, the holders of the Securities (as defined below) (collectively, the "HOLDERS") and the Market-Makers (as defined below), as follows:

         1. Registered Exchange Offer. Unless not permitted by applicable law (after the Company has complied with the ultimate paragraph of this Section 1), the Company shall prepare and file with the Securities and Exchange Commission (the "COMMISSION") a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to a proposed offer (the "REGISTERED EXCHANGE OFFER") to the Holders of Transfer Restricted Securities (as defined in
Section 7 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities of the Company issued under the Indenture, identical in all material respects to the Initial Securities and



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registered under the Securities Act (the "EXCHANGE SECURITIES"), except that the
Exchange Securities will not be subject to restrictions on transfer, any increase in annual interest rate for failure to comply with this Agreement or additional registration rights. The Company shall use its commercially reasonable efforts to (i) cause such Exchange Offer Registration Statement to become effective under the Securities Act and (ii) keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders.

         If the Company commences the Registered Exchange Offer, the Company will use its commercially reasonable efforts to consummate the Registered Exchange Offer no later than 180 days after the date on which the Initial Purchasers purchase the Initial Securities pursuant to the Purchase Agreement (the "CLOSING DATE") (such 180th day being the "CONSUMMATION DEADLINE").

         Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

         The Company acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Securities (an "EXCHANGING DEALER"), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Securities (as defined below) acquired in exchange for Initial Securities constituting any portion of an unsold allotment (an "EXCHANGING INITIAL PURCHASER"), is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale. All references in this Agreement to "prospectus" shall, except when the context otherwise requires, include any prospectus (or amendment or supplement thereto) filed with the Commission pursuant to Section 3 of this Agreement.

         The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that
(i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Exchanging Initial Purchaser, such period (the "EXCHANGE OFFER EFFECTIVENESS PERIOD") shall be the lesser of 180 days after the consummation of the Registered Exchange Offer and the date on which all Exchanging Dealers and Exchanging Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 4(k) below) (it being understood that any such Exchanging Initial Purchaser or Exchanging Dealer shall, upon request, promptly notify the Company


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whether such party has sold all Exchange Securities held by it) and (ii) the
Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities during the Exchange Offer Effectiveness Period.

         If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "PRIVATE EXCHANGE") for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects to the Initial Securities (the "PRIVATE EXCHANGE SECURITIES"). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the "SECURITIES."

         In connection with the Registered Exchange Offer, the Company shall:

                  (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

                  (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

                  (d) permit Holders, pursuant to the instructions in the letter of transmittal, to withdraw tendered Securities at any time prior to 5:00 p.m., New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

                  (e) otherwise comply with all applicable laws.

         As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

                  (x) accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

                  (y) deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

                  (z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

         The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture (but that the Private Exchange Securities shall be) and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

         Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on


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which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on such Initial Securities, from the date of original issue of such Initial Securities.

         Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company, as a condition to such Holders' participation in the Registered Exchange Offer, that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business,
(ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities; and such Holder shall have made such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available.

         Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation, warranty or agreement in this provision or elsewhere in this Agreement with respect to the Selling Holders' Information (as defined below), the Market-Maker's Information (as defined below), or any other written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion in any Registration Statement, prospectus or amendment or supplement thereto.

         If following the date hereof there has been announced a change in Commission policy with respect to exchange offers that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Registered Exchange Offer is permitted by applicable federal law, the Company will seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate the Registered Exchange Offer, unless the Company has determined, based on the advice of counsel, that it would be futile to seek such no-action relief. The Company will pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company will take all such other actions as may be reasonably requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (i) participating in telephonic conferences with the Commission, (ii) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that the Registered Exchange Offer should be permitted and (iii) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

         2. Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as


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contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated by the 180th day after the Closing Date, (iii) any Initial Purchaser so requests in writing with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange and any such Holder so requests in writing, the Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iv) occur, including in the case of clauses (iii) or (iv) the receipt of the required notice, being a "TRIGGER DATE"):

                  (a) The Company shall promptly (but in no event more than 45 days after the Trigger Date (such 45th day being a "FILING DEADLINE")) file with the Commission and thereafter use its commercially reasonable efforts to cause to be declared effective no later than 140 days after the Trigger Date (such 140th day being an "EFFECTIVENESS DEADLINE") a registration statement (the "SHELF REGISTRATION STATEMENT") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "SHELF REGISTRATION"); provided, however, that no Holder (other than an Initial Purchaser, who is already bound by the provisions of this Agreement) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

                  (b) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, until the expiration of the period referred to in Rule 144(k) under the Securities Act (or for such longer period if extended pursuant to Section 4(k) below) or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto, (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof) or (iii) cease to be outstanding. Notwithstanding the foregoing provisions of this Section 2(b), the Company may for valid business reasons, including without limitation, a potential financing, acquisition, divestiture of assets or other material corporate transaction, issue a notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities and may issue any notice suspending use of the Shelf Registration Statement required under applicable securities laws to be issued; provided that the use of the Shelf Registration Statement shall not be suspended for more than 60 days in the aggregate in any consecutive 12 month period. Each Holder agrees that upon receipt of any notice from the Company pursuant to this
         Section 2(b), it will forthwith discontinue use of the Shelf Registration Statement and the prospectus included therein until receipt of copies of the supplemented or amended prospectus relating thereto or until advised in writing by the Company that the use of the Shelf Registration Statement and the related prospectus may be resumed.

                  (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they


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         were made, not misleading; provided, however, that no representation, warranty or agreement is made as to information contained in or omitted from the Shelf Registration Statement, the related prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by a selling Holder thereunder specifically for inclusion therein (the "SELLING HOLDERS' INFORMATION").

         3. Market-Making. (a) For so long as any of the Securities or the Issuer's 9 3/4% senior subordinated notes due May 15, 2007 (the "9 3/4% NOTES") are outstanding and Credit Suisse First Boston LLC or J.P. Morgan Securities Inc. or any of their respective affiliates (as defined in the rules and regulations of the Commission) (each, in such capacity, a "MARKET-MAKER" and, collectively, the "MARKET-MAKERS") owns any equity securities of the Issuer, the Guarantors or any of their affiliates and proposes to make a market in the Securities or the 9 3/4% Notes as part of its business in the ordinary course, the following provisions shall apply for the sole benefit of the Market-Maker:

                           (i) The Issuer and the Guarantors shall (A) on the
                  date that the Exchange Offer Registration Statement is filed with the Commission, file one or more registration statements for the Securities and the 9 3/4% Notes (the "MARKET-MAKING REGISTRATION STATEMENT" and, together with the Shelf Registration Statement and the Exchange Offer Registration Statement, a "REGISTRATION STATEMENT") (which may be the Exchange Offer Registration Statement, the Shelf Registration Statement or the existing shelf registration statement currently in effect with respect to the 9 3/4% Notes if permitted by the rules and regulations of the Commission) and use their commercially reasonable efforts to cause such Market-Making Registration Statement to be declared effective by the Commission on or prior to the consummation of the Registered Exchange Offer or the effective date of the Shelf Registration Statement, as applicable; (B) periodically amend such Market-Making Registration Statement so that the information contained therein complies with the requirements of Section 10(a) under the Securities Act; (C) amend the Market-Making Registration Statement or supplement the related prospectus when necessary to reflect any material changes in the information provided therein; and (D) amend the Market-Making Registration Statement when required to do so in order to comply with Section 10(a)(3) of the Securities Act; provided, however, that (1) prior to filing the Market-Making Registration Statement, any amendment thereto or any supplement to the related prospectus, the Company will furnish to the Market-Makers copies of all such documents proposed to be filed and shall afford the Market-Makers and their counsel a reasonable opportunity to comment on any such documents, (2) the Issuer and the Guarantors will not file the Market-Making Registration Statement, any amendment thereto or any supplement to the related prospectus to which a Market-Maker and its counsel shall reasonably and timely object unless the Company is advised by counsel that such Market-Making Registration Statement, amendment or supplement is required to be filed and (3) the Company will provide the Market-Makers and their counsel with copies of the Market-Making Registration Statement and each amendment and supplement filed.

                           (ii) The Company shall furnish to the Market-Maker,
                  without charge, (i) at least one conformed copy of the Market-Making Registration Statement and any post-effective amendment thereto; and (ii) as many copies of the related prospectus and any amendment or supplement thereto as the Market-Makers may reasonably request in order to facilitate the public sale or other disposition of Securities covered thereunder.

                           (iii) The Issuer and the Guarantors shall consent to
                  the use of the prospectus contained in the Market-Making Registration Statement or any amendment or supplement thereto by the Market-Makers in connection with their market making activities.



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                           (iv) Notwithstanding the foregoing provisions of this
                  Section 3, the Issuer and the Guarantors may for valid business reasons, including without limitation, a potential financing, acquisition, divestiture of assets or other material corporate transaction, issue a notice that the Market-Making Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities or the 9 3/4% Notes and may issue any notice suspending use of the Market-Making Registration Statement required under applicable securities laws to be issued; provided that the use of the Market-Making
                  Registration Statement shall not be suspended for more than 60 days in the aggregate in any consecutive 12 month period. Each Market-Maker agrees that upon receipt of any notice from the Company pursuant to this Section 3(a)(iv), it will forthwith discontinue use of the Market-Making Registration Statement and the prospectus included therein until receipt of copies of the supplemented or amended prospectus relating thereto or until advised in writing by the Company that the use of the Market-Making Registration Statement and the related prospectus may be resumed.

                  (b) The Company represents that the Market-Making Registration Statement, any post-effective amendments thereto, any amendments or supplements to the related prospectus and any documents filed by them under the Exchange Act (i) will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and (ii) will not, as of the effective date of such Market-Making Registration Statement or post-effective amendments and as of the filing date of amendments or supplements to such prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that no representation, warranty or agreement is made as to information contained in or omitted from the Market-Making Registration Statement, the related prospectus or any amendments or supplements thereto in reliance upon and in conformity with written information furnished to the Company by any Market-Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the Market-Making activities of such Market-Maker to be set forth on the cover page and in the "Plan of Distribution" section of the prospectus (the "MARKET-MAKER'S INFORMATION").

                  (c) At the time of effectiveness of the Market-Making Registration Statement (unless it is the same as the time of effectiveness of the Registered Exchange Offer Registration Statement) and concurrently with each time the Market-Making Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented, the Company shall (if requested in writing by a Market-Maker) furnish the Market-Makers and their counsel with a certificate of its Chairman of the Board of Directors or Chief Financial Officer to the effect that:

                           (i) the Market-Making Registration Statement has been
                  declared effective; (ii) in the case of an amendment or supplement, such amendment has become effective under the Securities Act as of the date and time specified in such certificate, if applicable; if required, such amendment or supplement to the prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such certificate on the date specified therein; (iii) to the knowledge of such officer, no stop order suspending the effectiveness of the Market-Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and
                  (iv) such officer has carefully examined the Market-Making Registration Statement and the prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and as of the date of such Market-Making Registration Statement, amendment or supplement, as applicable, the Market-Making Registration Statement and the prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such officer makes no certification with respect to the Market-Maker's Information.

                  (d) The Company and the Market-Makers hereby agree to indemnify each other and, if applicable, contribute to the other, in accordance with Section 6 of this Agreement.

                  (e) For purposes of this Section 3, any reference to the terms "amend," "amendment" or "supplement" with respect to the Market-Making Registration Statement or the prospectus contained therein shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference.

         4. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof and any Market-Making Registration Statement contemplated by Section 3 hereof, the following provisions shall apply:

                  (a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Exchanging Initial Purchaser is participating in the Registered Exchange Offer (to the extent permitted by applicable interpretations by the staff of the Commission) or the Shelf Registration Statement, the Company shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Exchanging Initial Purchaser reasonably and timely may propose;
         (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Exchanging Initial Purchaser that is participating in the Registered Exchange Offer (to the extent permitted by applicable interpretations by the staff of the Commission), include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

                  (b) The Company shall give written notice to the Initial Purchasers, the Holders of the Securities who are selling securityholders under the Shelf Registration Statement, any Market-Maker and any Exchanging Dealer from whom the Company has received prior written notice that it will be an Exchanging Dealer in the Registered Exchange Offer (which notice pursuant to clauses
         (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                           (i) when the Registration Statement or any amendment
                  thereto or any amendment or supplement to the related prospectus has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments
                  or supplements to the Registration Statement or the prospectus included therein or for additional information;

                           (iii) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company or its legal
                  counsel of any notification with respect to the suspension of the qualification of the Securities or the 9 3/4% Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the happening of any event that requires the
                  Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

                  (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

                  (d) The Company shall make every reasonable effort to obtain the removal at the earliest possible time of any suspension of qualification for sale of the Securities or 9 3/4% Notes.

                  (e) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

                  (f) The Company shall deliver to each known Exchanging Dealer and each known Exchanging Initial Purchaser, and to any other Holder who so requests in writing, without charge, at least one copy of the Exchange Offer Registration Statement and any such post-effective amendment thereto, including financial statements and schedules, and, if any such Exchanging Dealer, Exchanging Initial Purchaser or Holder requests in writing, all exhibits thereto (including those incorporated by reference).

                  (g) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request in order to facilitate the public sale or other disposition of Securities thereunder. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                  (h) The Company shall deliver to each Exchanging Initial Purchaser, any Exchanging Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request in order to facilitate the public sale or other disposition of Securities thereunder. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any such Exchanging Initial Purchaser, Exchanging Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

                  (i) Prior to any public offering of the Securities or 9 3/4% Notes pursuant to any Registration Statement or the effective date of any Market-Making Registration Statement the Company shall use its commercially reasonable efforts to register or qualify or for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities or Market-Maker reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or 9 3/4% Notes covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                  (j) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

                  (k) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 4(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or 9 3/4% Notes or purchasers of Securities or 9 3/4% Notes or the Market-Makers, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers, the Holders of the Securities who are selling securityholders under the Shelf Registration Statement, any Market-Maker and any known Exchanging Dealer in accordance with paragraphs (ii) through (v) of Section 4(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then such Initial Purchasers, the Holders of the Securities, Market-Makers and Exchanging Dealers shall forthwith suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the earlier of the date when such Initial Purchasers, the Holders of the Securities, Market-Makers and Exchanging Dealers shall have received such amended or supplemented prospectus pursuant to this Section 4(k) or the date when advised in writing by the Company that the use of the prospectus may be resumed.

                  (l) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

                  (m) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer, the Shelf Registration or the Market-Making Registration Statement and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

                  (n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

                  (o) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement (as a condition to such Holder's participation in the Shelf Registration) to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  (p) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other customary action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

                  (q) In the case of any Shelf Registration or the Market-Making Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of any Securities covered thereby, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, any attorney, accountant or other agent retained by such Holders or any such underwriter and any representative of, or counsel acting for, each Market-Maker, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by such Holders, any such underwriter, attorney, accountant or agent or any such representative or counsel for the Market-Makers in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of parties described above in this paragraph by one counsel designated by and on behalf of such parties.

                  (r) In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include in substance, subject to customary qualifications and exceptions, the due incorporation and good standing of the Company and its Subsidiaries (as defined in the Indenture); the qualification of the Company and its Subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery by the Company of the relevant agreement of the type referred to in Section 4(p) hereof; the due authorization, execution, authentication and issuance by the Company, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its Subsidiaries; the absence of governmental approvals (other than those previously obtained under federal securities laws or required under state securities laws) required to be obtained by the Company in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 4(p) hereof; and the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; such counsel shall also deliver a negative assurance statement covering, subject to customary qualifications and exceptions, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act)); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                  (s) In the case of the Registered Exchange Offer, if requested by any Exchanging Initial Purchase or Exchanging Dealer, and in the case of the Market-Making Registration Statement or at the time of any amendment thereto or amendment or supplement to the related prospectus, if requested by any Market-Maker, the Company shall cause (i) its counsel to deliver to such Exchanging Initial Purchaser, Exchanging Dealer or the Market-Makers a signed opinion in the form set forth in Sections 6(c) and 6(d) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants to deliver to such Exchanging Initial Purchaser, Exchanging Dealer or the

 Market-Maker a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 6(a) of the Purchase Agreement, with appropriate date changes.

         (t) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such exchanged Initial Securities be marked as paid or otherwise satisfied due to such exchange.

         (u) The Company will use its commercially reasonable efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

         (v) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or 9 3/4% Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "RULES") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or 9 3/4% Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule
2720) to participate in the preparation of the Registration Statement relating to such Securities or 9 3/4% Notes, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities or 9 3/4% Notes, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof and
(iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

         (w) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or 9 3/4% Notes covered by a Registration Statement contemplated hereby.

5. Registration Expenses. (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:

                           (i) all registration and filing fees and expenses;

                           (ii) all fees and expenses of compliance with federal
                  securities and state "blue sky" or securities laws;

                           (iii) all expenses of printing (including printing
                  certificates for the Securities to be issued in the Registered Exchange Offer and the Private Exchange and printing of prospectuses), messenger and delivery services and telephone;

                           (iv) all fees and disbursements of counsel for the
                  Company;

                           (v) all application and filing fees in connection
                  with any listing of the Exchange Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                           (vi) all fees and disbursements of independent
                  certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company. For the avoidance of doubt, the Company shall not bear any liability for underwriting discounts and commissions or transfer taxes, if any, relating to the sale or disposition by any Holder of any Securities pursuant to a Registration Statement.

6. Indemnification.(a) The Company and each of the Guarantors (collectively, the "INDEMNIFYING PARTIES"), jointly and severally, agree to indemnify and hold harmless (x) each Holder of the Securities, any Exchanging Dealer, and, in connection with any prospectus delivery by the Market-Makers, each Market-Maker and each person, if any, who controls such Holder, such Exchanging Dealer or such Market-Maker within the meaning of the Securities Act or the Exchange Act (each Holder, any Exchanging Dealer, any Market-Maker and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities and, in the case of the Market-Makers, the 9 3/4% Notes) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (including the Market-Making Registration Statement) or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that
(i) the Indemnifying Parties shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement (including the Market-Making Registration Statement) or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with Selling Holders' Information, Market-Maker's Information or other written information pertaining to an Indemnified Party and furnished to the Company by or on behalf of such Indemnified Party, respectively, specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary or final prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities (and, in the case of the Market-Makers, the 9 3/4% Notes) concerned, to the extent that a prospectus relating to such Securities (and, in the case of the Market-Makers, the 9 3/4% Notes) was required to be delivered by such Indemnified Party under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Indemnified Party results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities (and, in the case of the Market-Makers, the 9 3/4% Notes) to such person, a copy of the final prospectus, as then amended or supplemented, if the Company had previously furnished copies thereof to such Indemnified Party and (y) the Market-Makers from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several that arise out of, or are based upon, any material breach by the Company of its representations, warranties and agreements contained in Section 3 hereof; provided further, however, that this indemnity agreement will be in addition to any liability which the Indemnifying Parties may otherwise have to such Indemnified Party. The Indemnifying Parties shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

         (b) Each Exchanging Dealer, Holder of the Securities and each Market-Maker, severally and not jointly, will indemnify and hold harmless the Issuer and the Guarantors and each person, if any, who controls the Issuer or any of the Guarantors within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Issuer or any Guarantor or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with Selling Holders' Information, Market-Maker's Information or other written information pertaining to such Exchanging Dealer, Holder or Market-Maker and furnished to the Company by or on behalf of such Holder or Market-Maker specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuer and the Guarantors for any legal or other expenses reasonably incurred by the Issuer or any Guarantor or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Exchanging Dealer, Holder or Market-Maker may otherwise have to the Issuer and the Guarantors or any of their controlling persons.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party under this
Section 6 except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary; (ii) the indemnifying party has failed within a reasonable time after notice by the indemnified party to the indemnifying party of the proceeding to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings, be liable for fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Holder, Exchanging Dealer or such Market-Maker and any control persons of any Holder, Exchanging Dealer or such Market-Maker shall be designated in writing by such Holder, Exchanging Dealer or such Market-Maker and any such separate firm for the Company, the Guarantors and any control persons of the Company or any Guarantor shall be designated by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could reasonably have been expected to be named as a party and such indemnified party would have been entitled to indemnity hereunder unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or parties on the one hand or the indemnified party or parties, on the other, and the respective parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 6(d), the Holders of the Securities and the Market-Makers shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders or such Market-Makers, respectively, from the sale of the Securities or, in the case of the Market-Makers, the 9 3/4% Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders or such Market-Makers, respectively, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

         (e) The agreements contained in this Section 6 shall survive the sale of the Securities and the 9 3/4% Notes pursuant to a Registration Statement (including a market-making Registration Statement) and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

7. Additional Interest Under Certain Circumstances.(a) Additional interest (the "ADDITIONAL INTEREST") with respect to the Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a "REGISTRATION DEFAULT"):

                           (i) any Shelf Registration Statement required by this
                  Agreement is not declared effective by the Commission on or prior to the Effectiveness Deadline (if applicable);

                           (ii) the Registered Exchange Offer has not been
                  consummated on or prior to the Consummation Deadline (if applicable); or

                           (iii) any Exchange Offer Registration Statement or
                  Shelf Registration Statement required by this Agreement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective or
                  (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder, and such failure to remain effective or usable exists for more than 30 days in any 12-month period.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

         Additional Interest shall accrue on the Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 1.00% per annum (the "ADDITIONAL INTEREST RATE").

                  (b) A Registration Default referred to in Section 7(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if
         (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

                  (c) Any amounts of Additional Interest due pursuant to Section 7(a) will be payable in cash on the regular interest payment dates with respect to the Securities. The amount of Additional Interest will be determined by multiplying the Additional Interest Rate by the principal amount of the affected Securities and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                  (d) "TRANSFER RESTRICTED SECURITIES" means each Security until
         (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, it being understood that it is the obligation of each such broker-dealer to deliver such prospectus in connection with any resales, (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act or (v) the date on which such Security has ceased to be outstanding.

         8. Rules 144 and 144A. The Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Securities or a Market-Maker (a) make publicly available such information as is necessary to permit sales of their Securities pursuant to Rule 144 and (b) deliver such information to a prospective purchaser as is necessary to permits sales pursuant to Rule 144A. The Company covenants that it will take such further action as any Holder or Market-Maker of Securities may reasonably request, all to the extent required from time to time to enable such Holder or such Market-Maker to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchasers upon request. Upon the written request of any Holder of Initial Securities or a Market-Maker, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this
Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         9. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

         No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         10. Miscellaneous.

                  (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1, 2 and 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1, 2 and 3 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders or any Market-Maker in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except in writing by the Company and by the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents; provided, further, that the provisions of this Agreement relating to the Market-Making Registration Statement and the Market-Makers may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except in writing by the Company and by the written consent of each Market-Maker affected by such amendment, modification, supplement, waiver or consent.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

         (1) if to a Holder of the Securities, at the most current address given by such Holder in writing to the Company.

         (2) if to the Initial Purchasers or any Market-Maker;

                                            Credit Suisse First Boston LLC
                                            Eleven Madison Avenue
                                            New York, NY 10010-3629
                                            Fax No.:  (212) 325-8278
                                            Attention:  Transactions Advisory Group

                                            J.P. Morgan Securities Inc. (as a Market-Maker)
                                            270 Park Avenue
                                            New York, New York 10017
                                            Fax No.:  (212) 270-1063
                                            Attention:  Lauren Camp

                 with a copy to:

                                            Latham & Watkins LLP
                                            885 Third Avenue
                                            Suite 1000
                                            New York, New York 10022
                                            Attention: Peter Labonski, Esq.


         (3) if to the Company, at its address as follows:

                                            Doane Pet Care Company
                                            210 Westwood Place South
                                            Suite 400
                                            Brentwood, Tennessee 37027
                                            Fax No.:  (615) 309-1189
                                            Attention:  General Counsel

                 with a copy to:

                                            Vinson & Elkins
                                            666 Fifth Avenue, 26th Floor
                                            New York, New York 10103
                                            Attention: Alan Baden, Esq.


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

                  (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

                  (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than the Initial Purchasers and subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (l) Entire Agreement. This Agreement, including the Annexes hereto, the Purchase Agreement, the Indenture, the Offered Securities, the Subsidiary Guarantees, the Exchange Securities and the Exchange Security Guarantees (as such terms are defined in the Purchase Agreement), constitute the entire agreement among the parties pertaining to the subject matter hereof and supercede all other prior and contemporaneous agreements and understandings, both oral and written, of the parties in connection therewith.

                  (m) 9 3/4% Notes. Without limiting the generality of Section 10(l) above, the Initial Purchasers and their affiliates agree that this Agreement constitutes the only agreement requiring the Company to file, make effective, deliver, amend, supplement or otherwise maintain the effectiveness or usability of a market-making registration statement or prospectus with respect to the 9 3/4% Notes.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, the Issuer and the Guarantors in accordance with its terms.

                                     Very truly yours,


                                                     Doane Pet Care Company

                                                          by      /s/ Philip K. Woodlief
                                                            ------------------------------------------------------
                                                             Name:   Philip K. Woodlief
                                                             Title:  Vice President, Finance and Chief Financial Officer


                                                     DPC Investment Corp.


                                                          by      /s/ Philip K. Woodlief
                                                            ------------------------------------------------------
                                                             Name:   Philip K. Woodlief
                                                             Title:  Vice President, Finance and Chief Financial Officer


                                                     Doane/Windy Hill Joint Venture L.L.C.


                                                          by      /s/ Philip K. Woodlief
                                                            ------------------------------------------------------
                                                             Name:   Philip K. Woodlief
                                                             Title:  Vice President, Finance and Chief Financial Officer

The foregoing Registration Rights Agreement is hereby agreed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
As Representative of the several Initial Purchasers

By:  CREDIT SUISSE FIRST BOSTON LLC


by  /s/ Mitchell Goldstein
  ---------------------------------------------------
    Name:  Mitchell Goldstein
    Title: Director

J.P. MORGAN SECURITIES INC.
As a Market-Maker


by /s/ Lauren Camp
  ---------------------------------------------------
    Name:  Lauren Camp
    Title: Managing Director

                                                                         ANNEX A


         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of up to 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B


         Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

                                                                         ANNEX C


                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of up to 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer
for use in connection with any such resale. In addition, until                ,
200__ , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

         The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of up to 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


--------

(1) In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

                                                                         ANNEX D


[ ]CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.


                  Name:
                       ---------------------------------------------------------

                  Address:
                          ------------------------------------------------------


If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.